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Exhibit 5.1

Thelen Reid Brown Raysman & Steiner LLP
875 Third Avenue
New York, NY 10022

October 10, 2007

Xplore Technologies Corp.
14000 Summit Drive, Suite 900
Austin, Texas 78728

  Re:
  Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Xplore Technologies Corp., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-1 (as such may be further amended or supplemented, the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 122,990,058 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which are comprised of: (i) 7,612,185 shares of the Company's Common Stock held by some of the selling stockholders (the "Common Shares"), (ii) 63,472,895 shares of the Company's Common Stock ("Series A Conversion Shares") which may be issued upon the conversion of the Company's Series A Convertible Preferred Stock, par value $0.001 per share, held by some of the selling stockholders, (iii) 9,988,513 shares of the Company's Common Stock ("Series B Conversion Shares") which may be issued upon the conversion of the Company's Series B Convertible Preferred Stock, par value $0.001 per share, held by some of the selling stockholders, (iv) 15,274,000 shares of the Company's Common Stock ("Series C Conversion Shares," and together with the Series A Conversion Shares and the Series B Conversion Shares, the "Conversion Shares") which may be issued upon the conversion of the Company's Series C Convertible Preferred Stock, par value $0.001 per share, held by some of the selling stockholders, and (v) 26,642,465 shares of the Company's Common Stock ("Warrant Shares") which may be issued upon the exercise of warrants held by some of the selling stockholders (the "Warrants").

        In connection with this opinion, we have examined originals, or certified, conformed or reproduction copies, of (i) the Registration Statement and the accompanying prospectus, (ii) the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), (iii) the By-laws of the Company, (iv) the Certificate of Designation of Series C Convertible Preferred Stock (the "Certificate of Designation") of the Company, and (v) such other records, agreements, certificates, instruments and other documents as we have deemed relevant or necessary as the basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company.

        Based on the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

  1.
  The Common Shares are validly issued, fully paid and nonassessable.

  2.
  The shares of Common Stock issuable upon conversion of the Conversion Shares have been duly and validly reserved and, when issued upon conversion of the Conversion Shares in accordance with the provisions of the Certificate of Incorporation (in the case of the Series A and Series B Conversion Shares) or the Certificate of Designation (in the case of the Series C Conversion Shares), will be validly issued, fully paid and nonassessable.

  3.
  The Warrant Shares have been duly and validly reserved and, when issued following payment of the exercise price and the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

        The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred.

        This opinion is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws. We do not express, or purport to express, any opinion concerning the law of any other jurisdiction.

        The opinion set forth in this letter is given as of the date hereof, is based upon the facts in existence and laws (or interpretations thereof) in effect on the date hereof and we expressly disclaim any obligation or undertaking to update our opinion herein or advise you of any facts, circumstances, events or changes which may be brought to our attention after the date hereof that may alter, affect or modify the opinion expressed herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,
/s/ Thelen Reid Brown Raysman & Steiner LLP

JJR/RSG/CDV

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Thelen Reid Brown Raysman & Steiner LLP 875 Third Avenue New York, NY 10022